UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road Devens, Massachusetts	01434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Fiscal 2017 Executive Incentive Plan. On June 28, 2017, the Compensation Committee of the Board of Directors of American Superconductor Corporation (the “Committee”) and the Board of Directors of American Superconductor Corporation (the “Company”) approved an executive incentive plan for the Company’s fiscal year ending March 31, 2018 (“fiscal 2017”). Participants in the plan include the Company’s chief executive officer, all other current executive officers and James F. Maguire, a former executive officer who was a named executive officer in our Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (“SEC”) on June 16, 2017. Pursuant to the plan, each participant is designated a target cash incentive amount, expressed as a percentage of the participant’s base salary. The Committee is responsible for determining the payout under the plan to each participant except the chief executive officer. The Board of Directors of the Company determines the payout under the plan for the chief executive officer, taking into account the recommendation of the Committee.

The amount of the incentive award actually paid to each participant may be less than or greater than the participant’s target cash incentive, with the amount capped at 200% of the target incentive. For each participant, individual incentive awards will be determined following the end of fiscal 2017 based on the following factors and their corresponding weightings:

•	the Company’s operating cash flow for fiscal 2017 as compared to the established target – 40%

•	the participant’s achievement of other financial objectives relating to net loss, revenues, operating expenses and orders during fiscal 2017 as compared to the established target – 40%

•	the participant’s individual and overall contribution during fiscal 2017 towards the achievement of the Company’s financial and non-financial objectives (subjective performance measure) – 20%

The following table sets forth the target cash incentive for fiscal 2017 for each current executive officer and Mr. Maguire:

Executive Officer	Title	Target Incentive as % of Base Salary	Target Incentive
Daniel P. McGahn	President and Chief Executive Officer	100%	$500,000
John W. Kosiba, Jr.	Senior Vice President, Chief Financial Officer and Treasurer	50%	$125,000
James F. Maguire	Executive Vice President, Technology	75%	$221,250

(e) David A. Henry. As described in the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2017, David A. Henry resigned from the offices of Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective April 4, 2017. Mr. Henry remained an employee of the Company and assisted with the transition of his responsibilities and other related matters until June 30, 2017 (the “Termination Date”).

In connection with Mr. Henry’s termination of employment with the Company, the Company and Mr. Henry entered into a Severance and Consulting Services Agreement on June 30, 2017 (the “New Henry Agreement”), which, if not revoked by Mr. Henry prior to July 8, 2017, will supersede the Amended and Restated Executive Severance Agreement by and between the parties dated as of December 23, 2008 (the “Previous Henry Agreement”), which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed February 5, 2009, and is incorporated herein by reference.

The New Henry Agreement includes additional contractual protections for the Company in exchange for additional consideration to be paid to Mr. Henry. Specifically, the payments and benefits which the Company has agreed to pay or provide to Mr. Henry if he has not revoked the New Henry Agreement prior to July 8, 2017, include the following:

•

$468,000 as severance pay (the “Cash Severance Pay”), an amount equivalent to eighteen (18) months of his base salary on the Termination Date, provided that the Company may in its discretion, in lieu of unpaid Cash Severance Pay otherwise payable from and after January 1, 2018, issue to the Executive an award of immediately vested shares of Company common stock (the “Equity Severance Payment”) under the Company’s 2007 Stock Incentive Plan, as amended (the “2007 Stock

Incentive Plan”). The Equity Severance Payment, if any, shall be made in 2018 and shall consist of that number of shares of Company common stock equal to the remaining unpaid Cash Severance Pay multiplied by 1.2, then divided by the closing stock price per share of Common Stock on the Nasdaq Global Select Market as of the last business day prior to the issuance of the Equity Severance Payment;

•	an award of 16,667 restricted stock units under the 2007 Stock Incentive Plan, which will vest in full on July 8, 2017 if Mr. Henry has not revoked the New Henry Agreement (which is equal to the number of shares of time-based restricted stock awards that Mr. Henry forfeited to the Company on the Termination Date). Each restricted stock unit represents the right to receive one share of the Company’s common stock;

•	payment by the Company of up to $5,000 in connection with either Mr. Henry’s use of outplacement services and/or to pay reasonable fees incurred by Mr. Henry for his professional affiliations, memberships and/or certifications; and

•	continued coverage under the Company’s group health plan at the then-applicable employee rate for up to 18 months following termination (or, in certain cases, the cash equivalent thereof).

In addition, the Company has agreed to retain Mr. Henry as a consultant from the Termination Date through the date that is nine (9) months after the Termination Date, unless the Company elects to terminate this consulting period earlier for any reason. The Company has agreed to pay Mr. Henry one hundred fifty dollars ($150.00) per hour of consulting services performed.

In turn, to the extent he does not revoke the New Henry Agreement, Mr. Henry has also agreed to release all claims against the Company and to comply with certain restrictive covenants regarding non-competition, non-solicitation and non-disparagement for the period beginning on the Termination Date through December 31, 2018 (except that the non-disparagement obligations do not expire).

If Mr. Henry revokes the New Henry Agreement prior to July 8, 2017, then the Company expects to pay the severance payable to him under the Previous Henry Agreement, subject to his execution and non-revocation of the required legal release and the other terms and conditions of the Previous Henry Agreement.

The foregoing description of the New Henry Agreement is qualified in its entirety by reference to such document, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1. Severance and Consulting Services Agreement dated as of June 30, 2017 by and between the Company and David A. Henry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: July 3, 2017	By:	/s/ John W. Kosiba, Jr.
John W. Kosiba, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance and Consulting Services Agreement dated as of June 30, 2017 by and between the Company and David A. Henry.

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